UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2016

Great Elm Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 First Street, First Floor

Los Altos, California 94022

(Address of principal executive offices) (Zip Code)

(650) 518-7111

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On October 13, 2016, Great Elm Capital Group, Inc. (the “Company”) entered into an Amended and Restated Backstop Investment Agreement (the “Amended Agreement”), with a consortium of investors led by Gracie Investing, LLC (collectively, the “Investors”).  The Amended Agreement, amended the backstop agreement, dated as of September 13, 2016, by and among the Company and the Investors principally to (a) delete the payment of a commitment fee to the investors and (b) reduce the offering price from 85% to 80% of the thirty consecutive trading day volume weighted average price of the Company’s common stock.

The foregoing summary of the Amended Agreement are summaries only and are qualified, in all respects, by the provisions of the Amended Rights Agreement, respectively, which is Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

On September 14, 2016, the Company issued a press release announcing commencement of the previously announced rights offering that is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

The exhibit index attached hereto is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2016

GREAT ELM CAPITAL GROUP, INC.

By:	/s/ James D. Wheat
James D. Wheat
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amended and Restated Backstop Investment Agreement, dated as of October 13, 2016, by and among the Company and the Investors listed in Annex 1 thereto (incorporated by reference to Exhibit 10.1 to Amendment No 2 to Form S-1 filed on October 14, 2016 (File No.  333-213620)).

99.1	Press release, dated September 14, 2016, announcing commencement of the Rights Offering.